Exhibit 5.4
Gibson, Dunn & Crutcher LLP

200 Park Avenue New York, NY 10166-0193 Tel 212.351.4000 www.gibsondunn.com

Client: 92220-00262

February 13, 2015

Tyco International plc

Unit 1202, Building 1000

City Gate, Mahon, Cork, Ireland

Tyco Fire & Security Finance S.C.A.

29, avenue de la Porte-Neuve

2227 Luxembourg, Luxembourg

Tyco International Finance S.A.

29, avenue de la Porte-Neuve

2227 Luxembourg, Luxembourg

Re:	Tyco International plc

Tyco Fire & Security Finance S.C.A.

Tyco International Finance S.A.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tyco International plc, an Irish public limited company (the “Company”), Tyco Fire & Security Finance S.C.A., a Luxembourg partnership limited by shares (“Tyco Luxembourg”), and Tyco International Finance S.A., a Luxembourg company (“TIFSA”), in connection with the preparation and filing with the Securities and Exchange Commission (the “SEC”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i) the Company’s unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”); and

(ii) guarantees by Tyco Luxembourg and TIFSA of the Debt Securities (the “Guarantees”).

The Debt Securities and Guarantees are collectively referred to herein as the “Securities.” The Senior Debt Securities are to be issued under an indenture to be entered into by and among the Company, Tyco Luxembourg, TIFSA and the trustee to be named at the time such indenture is executed as indenture trustee (the “Senior Base Indenture”). The Subordinated

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February 13, 2015

Debt Securities are to be issued under an indenture to be entered into by and among the Company, Tyco Luxembourg, TIFSA and the trustee to be named at the time such indenture is executed as indenture trustee (the “Subordinated Base Indenture,” and together with the Senior Base Indenture, the “Base Indentures”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of forms of the Base Indentures, forms of the Debt Securities and the Guarantees and such other documents, corporate records and certificates of officers of the Company, Tyco Luxembourg, and TIFSA and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company, Tyco Luxembourg and TIFSA and others.

We are not admitted or qualified to practice law in Luxembourg or Ireland. Therefore, we have relied upon the opinion of Allen & Overy Luxembourg, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Luxembourg and the opinion of Arthur Cox, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Ireland.

We have assumed without independent investigation that:

(i) at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(ii) at the Relevant Time, a prospectus supplement will have been prepared and filed with the SEC describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iii) all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(iv) at the Relevant Time, all corporate or other action required to be taken by the Company, Tyco Luxembourg or TIFSA to duly authorize each proposed issuance of Securities and any related documentation shall have been duly completed and shall remain in full force and effect;

February 13, 2015

(v) in the case of the Debt Securities and Guarantees of the Debt Securities, at the Relevant Time, the trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of such trustee on Form T-1 shall have been properly filed with the SEC and the relevant Base Indenture shall have been duly authorized, executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; and

(vi) at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company, Tyco Luxembourg or TIFSA and duly executed and delivered by the Company, Tyco Luxembourg or TIFSA and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that with respect to any Debt Securities and related Guarantees, when:

a.	the terms and conditions of such Debt Securities and Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.	any such supplemental indenture has been duly executed and delivered by the Company, Tyco Luxembourg, TIFSA and the trustee thereunder (together with the relevant Base Indenture, the “Indenture”), and

c.	such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, and the Guarantees of such Debt Securities will be legal, valid and binding obligations of Tyco Luxembourg and TIFSA.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A. We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York. This opinion is limited to the effect of the current state of the laws of the State of New York and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B. The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

February 13, 2015

C. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) any waiver (whether or not stated as such) under the Indenture and the Debt Securities and the related Guarantees (collectively, the “Documents”) of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (v) any purported fraudulent transfer “savings” clause, (vi) any provision in any Document waiving the right to object to venue in any court, (vii) any agreement to submit to the jurisdiction of any Federal court, (viii) any waiver of the right to jury trial or (ix) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

D. We have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Securities are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents) and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

February 13, 2015

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP